MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (Agreement) is made this 1st day of December, 2005, by and between Smith Barney World Funds, Inc., a Maryland
Corporation (the Corporation) and Smith Barney
Fund Management LLC, a Delaware limited liability company (the Manager).

WHEREAS, the Corporation is registered as a management investment company under the Investment
Company Act of 1940, as amended (the 1940 Act);

	WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers
Act of 1940, as amended;

WHEREAS, the Corporation wishes to retain the Manager to provide investment advisory, management, and administrative services to the Corporation with respect to the series of the Corporation designated in Schedule A annexed hereto (the Fund); and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.	The Corporation hereby appoints the Manager
to act as investment adviser and administrator of the
Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for
the compensation herein provided.
2.	The Fund shall at all times keep the Manager
fully informed with regard to the securities owned by
it, its funds available, or to become available, for investment, and generally as to the condition of its affairs. It shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request.
	3.	(a)	Subject to the supervision of
the Corporation's Board of Directors (the Board), the
Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information.  The Manager
shall determine from time to time what securities and
other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions, all subject to the provisions of the Corporation's Articles of Incorporation and By-Laws (collectively, the Governing Documents), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the Corporation to give instructions to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from
the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies.
The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it.
In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934)
to the Funds and/or the other accounts over which the
Manager or its affiliates exercise investment discretion.
The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount
of commission is reasonable in relation to the value of
the brokerage and research services provided by such
broker or dealer.  This determination may be viewed in
terms of either that particular transaction or the overall responsibilities which the Manager and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Manager's authority regarding the execution of the Fund's portfolio transactions provided herein.  The Manager shall also provide advice
and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to a Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.
	(b)	Subject to the direction and control of
the Board, the Manager shall perform such administrative
and management services as may from time to time be reasonably requested by the Fund as necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents, (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services, (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders, (iv) maintaining the Fund's existence,
and (v) during such times as shares are publicly offered, maintaining the registration and qualification of the
Fund's shares under federal and state laws.
Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the
shares of any Fund, nor shall the Manager be deemed to
have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent, custodian, shareholder servicing
agent or other agent, in each case employed by the Fund
to perform such functions.
	(c)	The Fund hereby authorizes any entity
or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

4.	Subject to the Board's approval, the Manager or
the Fund may enter into contracts with one or more
investment subadvisers or subadministrators, including
without limitation, affiliates of the Manager, in which
the Manager delegates to such investment subadvisers or subadministrators any or all its duties specified hereunder, on such terms as the Manager will determine to be necessary, desirable or appropriate, provided that in each case the Manager shall supervise the activities of each such subadviser or subadministrator and further provided that such contracts impose on any investment subadviser or subadministrator bound thereby all the conditions to which the Manager is subject hereunder and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.
5.	(a)	The Manager, at its expense, shall supply
the Board and officers of the Corporation with all
information and reports reasonably required by them and reasonably available to the Manager and shall furnish the
Fund with office facilities, including space, furniture
and equipment and all personnel reasonably necessary for
the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the
Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the
Manager hereby agrees that any records that it maintains
for the Fund are the property of the Fund, and further
agrees to surrender promptly to the Fund any of such
records upon the Fund's request.  The Manager further
agrees to arrange for the preservation of the records
required to be maintained by Rule 31a-1 under the 1940
Act for the periods prescribed by Rule 31a-2 under
the 1940 Act.  The Manager shall authorize and permit
any of its directors, officers and employees, who may
be elected as Board members or officers of the Fund,
to serve in the capacities in which they are elected.
	(b)	The Manager shall bear all expenses,
and shall furnish all necessary services, facilities
and personnel, in connection with its responsibilities
under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's expenses, including, without limitation,
advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in
investment company organizations; organization costs
of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund's securities and other investments and any losses in connection therewith;
fees and expenses of custodians, transfer agents,
registrars, independent pricing vendors or other
agents; legal expenses; loan commitment fees;
expenses relating to share certificates; expenses
relating to the issuing and redemption or repurchase
of the Fund's shares and servicing shareholder
accounts; expenses of registering and qualifying
the Fund's shares for sale under applicable federal
and state law; expenses of preparing, setting in
print, printing and distributing prospectuses
and statements of additional information and any
supplements thereto, reports, proxy statements,
notices and dividends to the Fund's shareholders;
costs of stationery; website costs; costs of meetings
of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund;
Board fees; audit fees; travel expenses of officers,
members of the Board and employees of the Fund,
if any; and the Fund's pro rata portion of premiums
on any fidelity bond and other insurance covering
the Fund and its officers, Board members and
employees; litigation expenses and any non-recurring
or extraordinary expenses as may arise, including,
without limitation, those relating to actions, suits
or proceedings to which the Fund is a party and the
legal obligation which the Fund may have to indemnify
the Fund's Board members and officers with
respect thereto.
6.	No member of the Board, officer or employee
of the Corporation or Fund shall receive from
the Corporation or Fund any salary or other
compensation as such member of the Board, officer or
employee while he is at the same time a director,
officer, or employee of the Manager or any affiliated
company of the Manager, except as the Board may decide.
This paragraph shall not apply to Board members,
executive committee members, consultants and other
persons who are not regular members of the Manager's
or any affiliated company's staff.
7.	As compensation for the services performed and
the facilities furnished and expenses assumed by the
Manager, including the services of any consultants
retained by the Manager, the Fund shall pay the Manager,
as promptly as possible after the last day of each month,
a fee, computed daily at an annual rate set forth
opposite the Fund's name on Schedule A annexed hereto, provided however, that if the Fund invests all or substantially all of its assets in another registered investment company for which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current
fiscal year from such other registered investment company.
The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment
of the fee due the Manager for all services prior to
that date.  If this Agreement is terminated as of any date
not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in
that period from the beginning of such month to such date
of termination, and shall be that proportion of such
average daily net assets as the number of business days
in such period bears to the number of business days in
such month.  The average daily net assets of the Fund
shall in all cases be based only on business days and
be computed as of the time of the regular close of
business of the New York Stock Exchange, or such other
time as may be determined by the Board.
8.	The Manager assumes no responsibility under
this Agreement other than to render the services called
for hereunder, in good faith, and shall not be liable
for any error of judgment or mistake of law, or for
any loss arising out of any investment or for any act
or omission in the execution of securities transactions
for a Fund, provided that nothing in this Agreement
shall protect the Manager against any liability to the
Fund to which the Manager would otherwise be subject by
reason of willful misfeasance, bad faith, or gross
negligence in the performance of its duties or by
reason of its reckless disregard of its obligations
and duties hereunder.  As used in this Section 8,
the term Manager shall include any affiliates of the
Manager performing services for the Corporation or the
Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
9.	Nothing in this Agreement shall limit or restrict
the right of any director, officer, or employee of the
Manager who may also be a Board member, officer, or
employee of the Corporation or the Fund, to engage in
any other business or to devote his time and attention
in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager
to engage in any other business or to render services
of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  If the purchase or sale of securities
consistent with the investment policies of a Fund or one
or more other accounts of the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and
regulations, and consistent with the Manager's policies
and procedures as presented to the Board from time to time.
10.	For the purposes of this Agreement, the Fund's
net assets shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and the terms assignment, interested person, and majority of the outstanding voting securities
shall have the meanings given to them by Section 2(a)
of the 1940 Act, subject to such exemptions as may be
granted by the SEC by any rule, regulation or order.
11.	This Agreement will become effective with respect
to the Fund on the date set forth opposite the Fund's name
on Schedule A annexed hereto, provided that it shall have
been approved by the Corporation's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in effect
for two years from the above written date.  Thereafter,
if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
12.	This Agreement is terminable with respect to the
Fund without penalty by the Board or by vote of a majority
of the outstanding voting securities of the Fund, in each
case on not more than 60 days nor less than 30 days
written notice to the Manager, or by the Manager upon
not less than 90 days written notice to the Fund, and
will be terminated upon the mutual written consent of
the Manager and the Corporation. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the
Corporation without the consent of the Manager.
13.	The Manager agrees that for services rendered
to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall
have no claim against the assets of any other portfolios
of the Corporation.
14.	No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a
majority of the Fund's outstanding voting securities.
15.	This Agreement embodies the entire agreement
and understanding between the parties hereto, and
supersedes all prior agreements and understandings
relating to the subject matter hereof.  Should any
part of this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on and
shall inure to the benefit of the parties hereto and
their respective successors.
16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	SMITH BARNEY WORLD FUNDS, INC.


By:_______________________________

Name:	R. Jay Gerken

Title:	Chairman


	SMITH BARNEY FUND MANAGEMENT LLC


By:_______________________________

Name:	Robert Shepler

Title:	Director



Schedule A

Smith Barney International All Cap Growth
Portfolio


Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion 0.85; Next $1 billion 0.825;
Next $3 billion 0.80; Next $5 billion 0.775;
Over $10 billion 0.75